As filed with the Securities and Exchange Commission on August 12, 1999
                          Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                 52-1837515
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or organization)

            2092 Gaither Road
           Rockville, Maryland                               20850
 (Address of principal executive offices)                 (Zip Code)

             VISUAL NETWORKS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

    (Name, address and telephone
    number of agent for service)                      (Copy to:)
         SCOTT E. STOUFFER                      MARK MUEDEKING, ESQUIRE
President & Chief Executive Officer             Piper & Marbury L.L.P.
       Visual Networks, Inc.                    36 South Charles Street
         2092 Gaither Road                     Baltimore, Maryland 21201
     Rockville, Maryland 20850                      (410) 539-2530
           (301) 296-2300


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                           Proposed            Proposed
                                            Amount         Maximum              Maximum               Amount of
                                            to be          Offering            Aggregate            Registration
Title of Securities to be Registered      Registered    Price Per Unit (2)   Offering Price (2)       Fee (2)
------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value              400,000 (1)     $33.09375            $13,237,500             $3,681
===================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of plan participation interests to be offered or sold pursuant to the Visual Networks, Inc. 1999 Employee Stock Purchase Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Visual Networks, Inc. Common Stock reported on the Nasdaq National Market on August 10, 1999 (i.e., $33.09375). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the 1999 Employee Stock Purchase Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)      Annual  Report  on   Form  10-K  for  the  fiscal  year  ended
                  December 31, 1998;

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the General Corporation Law of Delaware ("GCLD"), Section Twelve of the Amended and Restated Certificate of Incorporation (the "Certificate") of Visual Networks, Inc. (the Corporation") provides for indemnification of directors and officers of the Corporation, as follows:

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or had agreed to serve, at the request of the Corporation, as a director, officer or trustee of, on in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Also, the Corporation's By-Laws contain indemnification procedures that implement the indemnification provisions of the Restated Certificate of Incorporation. The GCLD permits a corporation to indemnify its directors and officers, among others, against judgments, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, if such person acted in good faith an in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

         As  permitted  by  the  GCLD,   Section  Seven  of  the   Corporation's
Certificate   provides  for   limitation   of  liability  of  directors  of  the
Corporation, as follows:

         No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation of its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.


Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

EXHIBIT
NUMBER    DESCRIPTION

4.1       Amended and Restated Certificate of Incorporation (filed herewith)

4.2 By-Laws (incorporated by reference to the Corporation's Registration Statement on Form S-1, as amended (File No. 333-41517))

5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1      Consent of Counsel (contained in Exhibit 5.0)

23.2      Consent of Independent Public Accountants (filed herewith)

24.0      Power of Attorney (filed herewith)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To  include    any    prospectus    required  by
                   Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 12th day of August, 1999.

                                 VISUAL NETWORKS, INC.



                                 By:  /s/ Scott E. Stouffer
                                      -------------------------------
                                      Scott E. Stouffer
                                      President and Chief
Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Visual Networks, Inc. 1999 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 12th day of August, 1999.

                                 VISUAL NETWORKS, INC.
                                 1999 EMPLOYEE STOCK PURCHASE PLAN

                                 All the members of the Compensation Committee of the Board of Directors of Visual Networks, Inc.

Date:       August 12, 1999      By:  /s/ Nancy A. Spangler
                                      ---------------------
                                      Nancy A. Spangler
                                      Attorney-In-Fact


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                Title                                    Date

/s/ Scott E. Stouffer                     President, Chief Executive Officer                 August 12, 1999
---------------------------------                   and Director
Scott E. Stouffer                          (Principal Executive Officer)

/s/ Peter J. Minihane                   Executive Vice President, Chief Financial            August 12, 1999
---------------------------------                 Officer and Treasurer
Peter J. Minihane                      (Principal Financial and Accounting Officer)


     A majority of the Board of Directors (Grant G. Behrman, Marc F. Benson, Theodore R. Joseph, Ted H. McCourtney, Thomas A. Smith, William J. Smith, Scott
E. Stouffer).

Date:       August 12, 1999      By:  /s/ Nancy A. Spangler
                                      ---------------------
                                      Nancy A. Spangler
                                      Attorney-In-Fact

                                     EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION

4.1            Amended  and  Restated   Certificate  of   Incorporation   (filed
               herewith)

4.2            By-Laws   (incorporated   by  reference   to  the   Corporation's
               Registration   Statement  on  Form  S-1,  as  amended  (File  No.
               333-41517))

5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1           Consent of Counsel (contained in Exhibit 5.0)

23.2           Consent of Independent Public Accountants (filed herewith)

24.0           Power of Attorney (filed herewith)